Exhibit 24.2

NISSAN AUTO LEASING LLC II

EXECUTIVE SUMMARY

RESOLUTIONS OF THE BOARD OF MANAGERS

TITLE OF RESOLUTION:	REGISTRATION STATEMENT ON FORM SF-3; DELEGATION OF AUTHORITY; AND AUTHORIZATIONS TO EFFECTUATE RESOLUTIONS

PURPOSE:	The purpose of the attached resolution is to authorize and approve the filing of a new registration statement on Form SF-3 and to authorize the issuance and offering of securities in an amount not to exceed $15 billion for use in connection with term asset backed securities transactions.

APPROVED:	/s/ Riley A. McAndrews
Riley A. McAndrews, Assistant Treasurer

LEGAL APPROVAL:	/s/ David M. Lundeen
David M. Lundeen Senior Counsel, NNA Legal

DATED:	January 15, 2016

ACTION BY UNANIMOUS

WRITTEN CONSENT OF THE BOARD OF MANAGERS

OF

NISSAN AUTO LEASING LLC II

The undersigned, being all of the members of the Board of Managers of NISSAN AUTO LEASING LLC II, a limited liability company organized under the Limited Liability Company Act of the State of Delaware (the “Company”), as of the date set forth below, do by this writing consent to the taking of the following actions and to the adoption of the following resolutions of the Board of Managers of the Company (the “Board”):

REGISTRATION STATEMENT ON FORM SF-3

WHEREAS, it is deemed to be in the best interests of the Company and its sole member to allow the Company (i) to complete sales of some or all of the securities representing interests in owner trusts (“Certificates”) and securities secured by a pledge of assets by such trusts to an indenture trustee (“Notes” and, together with Certificates, the “Securities”) issued by the trusts through one or more offerings registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and, (ii) in connection with any such offering registered with the Commission, to prepare and file a registration statement on Form SF-3 (or other appropriate form), including one or more amendments thereto, with a proposed maximum amount to be offered from such registration statement not to exceed $15 billion, with respect to the Company’s capacities as transferor pursuant to one or more registered offerings of the Securities issued thereby and as originator of the trust (collectively, the “Registration Statement”), relating to the securitization transactions described in these resolutions.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to prepare and file, or cause to be prepared and filed, with the Commission one or more Registration Statements with respect to the Securities under the Securities Act of 1933, as amended, with such changes and additions thereto as such officers, or any of them, shall approve, such officers’ execution thereof to be conclusive evidence of their approval and of the approval of the Board, and any amendments (including post-effective amendments) or supplements thereto, together with all documents required as exhibits to said Registration Statement or Statements, or any amendments or supplements thereto;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and instructed, in the name of and on behalf of the Company,

where necessary or appropriate, to execute and deliver agreements, instruments, certificates and other documents related to the Registration Statement as such officer or officers executing the same may deem necessary or appropriate, the execution and delivery of the same conclusively to establish the necessity or appropriateness thereof;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to prepare, or cause to be prepared, all necessary or appropriate documents, including agreements, for the purposes described in the Registration Statement and any further amendments (including post-effective amendments) or supplements to the Registration Statement containing terms and conditions consistent with the descriptions contained in the Registration Statement and any further amendments (including post-effective amendments) or supplements thereto, together with all documents required as exhibits to said Registration Statement, or any amendments or supplements thereto;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to prepare and distribute, or cause to be prepared and distributed, and to execute one or more preliminary offering circulars, memoranda or prospectuses, term sheets and computational materials, one or more final offering circulars, memoranda or prospectuses, term sheets and computational materials, and any amendments or supplements thereto, containing such information with respect to the Securities, whether or not covered by the Registration Statement and any further amendments (including post-effective amendments) or supplements thereto, or otherwise as such officers, or any of them, shall deem necessary or appropriate, the execution and delivery of such documentation conclusively to establish the necessity and appropriateness of the terms and conditions thereof;

RESOLVED FURTHER, that the designation and appointment of David M. Lundeen as agent for service of process by the Commission in the aforementioned Registration Statement, with all the power incident to such appointment, is hereby approved;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and in the name and on behalf of the Company, to take any and all actions which they, or any of them, may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities of any series or class for issue, offer, sale or trade as required by the Blue Sky or securities laws of any state or other jurisdiction in which such Securities are offered, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any application, report, consent to service of process, appointment of attorney to receive service of process or other papers and instruments which may be required under such laws, and to take any and all further actions which, they or any of them, may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they, or any of them, may deem necessary or advisable, and the Board hereby adopts the form of any resolution in the name of and on behalf of the Company required by any applications, consents to service, issuer’s covenants or other documents required by law or deemed necessary or advisable by any such officer or counsel to the Company to accomplish the foregoing;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized on behalf of the Company to negotiate, execute and deliver such agreements providing for the public and/or private sale of the Securities, including one or more Underwriting Agreements between the Company, Nissan Motor Acceptance Company and any managers, dealers, underwriters, purchasers, placement agents, or others to be named therein, which Underwriting Agreements may, without limitation, specify any commissions and concessions payable to, or any expenses reimbursable to, such managers, dealers, underwriters, placement agents, initial purchasers and others, including any members of a selling group, and the purchase price or prices of the Securities covered by the Underwriting Agreements and which Underwriting Agreements may include indemnities against liabilities relating to breaches contained in the related agreement and/or misstatements or omissions related to the offering documents, such officer’s execution thereof conclusively to establish the approval of the Board;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to pay any and all expenses and fees arising in connection with the issuance and sale of the Securities on behalf of the Company, any registration under the Securities Act of 1933, as amended, any registration or qualification under securities or Blue Sky laws of any state or other jurisdiction, and otherwise in connection with matters encompassed by these resolutions; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name of and on behalf of the Company or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Company under the related documents and agreements, the Securities and/or any Registration Statement.

DELEGATION OF AUTHORITY

WHEREAS, it is deemed to be in the best interests of the Company and its sole member to allow the officers of the Company to delegate the authority set forth in these resolutions to such other employees or agents of the Company as such officers may from time to time designate.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and instructed, from time to time as they, or any of them, shall deem necessary or appropriate, to designate or change the designation of the employee or employees and agent or agents of the Company who are authorized to take any actions authorized to be performed by the officers of the Company pursuant to these resolutions, and in so doing, to act in the capacity of such officers, and to revoke any such designations.

AUTHORIZATIONS TO EFFECTUATE RESOLUTIONS

WHEREAS, it is deemed to be in the best interests of the Company and its sole member to effectuate the foregoing resolutions.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and instructed, on behalf of the Company and in its name, to make all such arrangements, to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and the transactions contemplated thereby, including the performance of the obligations of the Company under any Underwriting Agreement, the Securities and/or any Registration Statement; and

RESOLVED FURTHER, that any actions taken by any of the officers of the Company prior to the adoption of these resolutions which are otherwise within the authority conferred hereby had these resolutions predated such actions are hereby ratified, confirmed, approved and adopted.

We direct that this Action by Unanimous Written Consent be filed with the minutes of the proceedings of the Board of the Company.

This Action by Unanimous Written Consent of the Board of the Company is executed pursuant to Section 7.11 of the Limited Liability Company Agreement of the Company, which authorizes the taking of actions by the Board by unanimous written consent without a meeting.

This Action by Unanimous Written Consent of the Board of the Company may be executed in counterparts, each of which shall be deemed an original, but all which taken together shall constitute but one and the same Action by Unanimous Written Consent.

Dated: January 25, 2016

/s/ Alan R. Hunn
Alan R. Hunn

/s/ Mark Kaczynski
Mark Kaczynski

/s/ Cheryl A. Lawrence
Cheryl A. Lawrence

/s/ H. Edward Matveld
H. Edward Matveld

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